Exhibit 99.1

TCW Direct Lending Strategic Ventures LLC

Financial Statements

March 31, 2024

TCW Direct Lending Strategic Ventures LLC

(A Delaware Limited Liability Company)

TCW Direct Lending Strategic Ventures LLC

(A Delaware Limited Liability Company)

SCHEDULE OF INVESTMENTS March 31, 2024

Industry	Issuer	Acquisition Date	Investment	% of Members’ Capital	Par Amount	Maturity Date	Amortized Cost	Fair Value
DEBT
Distributors
	Animal Supply Company, LLC(1)(2)	08/14/20	Term Loan - 14.10% inc PIK (SOFR + 8.50%, 1.00% Floor, all PIK)	16.7%	$22,330,446	08/14/25	$21,005,254	$13,532,251
	Retail & Animal Intermediate, LLC(1)(2)	07/29/22	Delayed Draw Priming Term Loan - 20.00% inc PIK (20.00%, Fixed Coupon, all PIK)	0.0%	2,251,471	11/14/25	2,141,381	—
				16.7%			23,146,635	13,532,251
Diversified Consumer Services
	School Specialty, LLC(1)	09/15/20	Term Loan - 13.44% (SOFR + 8.00%, 1.25% Floor)	6.7%	5,460,133	12/29/26	5,449,605	5,460,133
Pharmaceuticals
	Noramco, LLC	07/01/16	Term Loan - 13.86% inc PIK (SOFR + 8.38%, 1.00% Floor, 0.38% PIK)	30.2%	25,045,961	01/31/26	25,046,020	24,494,956
TOTAL DEBT (53.6%)				53.6%			53,642,260	43,487,340

					Shares/ Contracts		Cost	Fair Value
EQUITY
Diversified Consumer Services
	SSI Parent, LLC(1)(2)		Common Stock	22.3%	51,000		34,124	18,082,560
	SSI Parent, LLC(1)(2)		Class A Preferred Stock	12.0%	510,549		5,105,495	9,751,495
	SSI Parent, LLC(1)(2)		Class B Preferred Stock	3.8%	227,629		225,831	3,095,759
TOTAL EQUITY (38.1%)				38.1%			5,365,450	30,929,814
	Total Debt & Equity Investments (91.7%)(3)			91.7%			59,007,710	74,417,154
	Cash Equivalents
	First American Government Obligation Fund, Yield 5.24%			10.1%	8,180,125		8,180,125	8,180,125
	Total Cash Equivalents			10.1%			8,180,125	8,180,125
	Total Investments (101.8%)						$67,187,835	$82,597,279
	Net unrealized depreciation on unfunded commitments (-2.1%)							(1,704,375)
	Other Assets in Excess of Other Liabilities (0.3%)							187,899
	Members’ Capital (100.0%)							$81,080,803

TCW Direct Lending Strategic Ventures LLC

(A Delaware Limited Liability Company)

SCHEDULE OF INVESTMENTS (continued) March 31, 2024

(1)
As defined in the Investment Company Act of 1940, the investment is deemed to be an “affiliated person” of the Company because the Company owns, either directly or indirectly, between 5% and 25% of the portfolio company’s outstanding voting securities or has the power to exercise control over management or policies of such portfolio company. Fair value as of December 31, 2023 and March 31, 2024 along with transactions during the period ended March 31, 2024 in these affiliated investments are as follows:

Name of Investments	Fair Value at December 31, 2023	Gross Additions(a)	Gross Reductions(b)	Realized Gain (Loss)	Net Change in Unrealized Appreciation (Depreciation)	Fair Value at March 31, 2024	Interest/ Dividend/ Other income
Animal Supply Company, LLC Term Loan - 14.10%	$14,488,021	$160,405	$—	$—	$(1,116,175)	$13,532,251	$160,405
Retail & Animal Intermediate, LLC Delayed Draw Priming Term Loan - 20%	—	—	—	—	—	—	(3,569)
SSI Parent, LLC Common Stock	20,177,640	—	—	—	(2,095,080)	18,082,560	—
SSI Parent, LLC Class A Preferred Stock	9,751,495	—	—	—	—	9,751,495	—
SSI Parent, LLC Class B Preferred Stock	3,095,759	—	—	—	—	3,095,759	—
School Specialty, Inc. Term Loan - 13.44%	5,577,647	1,838	(117,285)	—	(2,067)	5,460,133	191,431
Total non-controlled affiliated investments	$53,090,562	$162,243	$(117,285)	$—	$(3,213,322)	$49,922,198	$348,267

(a) Gross additions include new purchases, PIK income and amortization of original issue and market discounts.

(b) Gross reductions include decreases in the cost basis from sales, paydown and the amortization of premium.

(2)
Non-income producing
(3)
The fair value of each non-controlled/non-affiliated investment was determined using significant unobservable inputs and such investments are considered to be Level 3 within the Fair Value Hierarchy. See Note 3 “Investment Valuations and Fair Value Measurements.”

SOFR - Secured Overnight Financing Rate, generally 1-Month or 3-Month

Geographic Breakdown of Portfolio
United States	100%

Aggregate acquisitions and aggregate dispositions of investments, other than government securities, totaled $23,731 and $130,397, respectively, for the period ended March 31, 2024. Aggregate acquisitions includes investment assets received as payment in kind. Aggregate dispositions includes principal paydowns on and maturities of debt investments.

The accompanying notes are an integral part of these financial statements.

TCW Direct Lending Strategic Ventures LLC

(A Delaware Limited Liability Company)

SCHEDULE OF INVESTMENTS December 31, 2023

Industry	Issuer	Acquisition Date	Investment	% of Members’ Capital	Par Amount	Maturity Date	Amortized Cost	Fair Value
DEBT
Distributors
	Animal Supply Company, LLC(1)(2)	08/14/20	Term Loan - 14.15% inc PIK (SOFR + 8.50%, 1.00% Floor, all PIK)	16.6%	$21,559,556	8/14/25	$20,844,849	$14,488,021
	Retail & Animal Intermediate, LLC(1)	07/29/22	Delayed Draw Priming Term Loan - 20.00% inc PIK (20.00%, Fixed Coupon, all PIK)	—	2,141,381	11/14/25	2,141,381	—
				16.6%			22,986,230	14,488,021
Diversified Consumer Services
	School Specialty, Inc.(1)	09/15/20	Term Loan - 13.46% (SOFR + 8.00%, 1.25% Floor)	6.4%	5,577,647	12/29/26	5,565,052	5,577,647
Pharmaceuticals
	Noramco, LLC	07/01/16	Term Loan - 13.92% inc PIK (SOFR + 8.38%, 1.00% Floor, 0.38% PIK)	28.4%	25,035,114	1/31/25	25,035,120	24,809,804
TOTAL DEBT (51.4%)				51.4%			53,586,402	44,875,472

					Shares/ Contracts		Cost	Fair Value
EQUITY
Diversified Consumer Services
	SSI Parent, LLC (fka School Specialty, Inc.) (1)		Common Stock	23.1%	$51,000		$34,124	$20,177,640
	SSI Parent, LLC (fka School Specialty, Inc.) (1)		Class A Preferred Stock	11.2%	510,549		5,105,495	9,751,495
	SSI Parent, LLC (fka School Specialty, Inc.) (1)		Class B Preferred Stock	3.6%	227,629		225,831	3,095,759
TOTAL EQUITY (37.9%)				37.9%			5,365,450	33,024,894
	Total Debt & Equity Investments (89.3%) (3)			89.3%			58,951,852	77,900,366
	Cash Equivalents
	First American Government Obligation Fund, Yield 5.30%			12.4%	10,781,777		10,781,777	10,781,777
	Total Cash Equivalents			12.4%			10,781,777	10,781,777
	Total Investments (101.7%)						$69,733,629	$88,682,143
	Net unrealized depreciation on unfunded commitments (-2.0%)							(1,704,375)
	Other Assets in Excess of Other Liabilities (0.3%)							248,119
	Members’ Capital (100.0%)							$87,225,887

The accompanying notes are an integral part of these financial statements.

TCW Direct Lending Strategic Ventures LLC

(A Delaware Limited Liability Company)

SCHEDULE OF INVESTMENTS (continued) December 31, 2023

(1)
As defined in the Investment Company Act of 1940, the investment is deemed to be an “affiliated person” of the Company because the Company owns, either directly or indirectly, between 5% and 25% of the portfolio company’s outstanding voting securities or has the power to exercise control over management or policies of such portfolio company. Fair value as of December 31, 2022 and December 31, 2023 along with transactions during the year ended December 31, 2023 in these affiliated investments are as follows:

Name of Investments	Fair Value at December 31, 2022	Gross Additions(a)	Gross Reductions(b)	Realized Gain (Loss)	Net Change in Unrealized Appreciation (Depreciation)	Fair Value at December 31, 2023	Interest/ Dividend/ Other income
Retail & Animal Supply Holdings, LLC Class A Common Stock	$—	$—	$—	$(1,195,825)	$1,195,825	$—	$—
Retail & Animal Intermediate, LLC Subordinated Loan - 7.00%	—	—	—	(17,603,046)	17,603,046	—	—
Animal Supply Company, LLC Term Loan - 14.15%	17,202,678	2,085,113	—	—	(4,799,770)	14,488,021	2,090,130
Retail & Animal Intermediate, LLC Delayed Draw Priming Term Loan - 20%	—	2,141,381	—	—	(2,141,381)	—	237,944
SSI Parent, LLC (fka Specialty, Inc.) Common Stock	17,328,145	—	—	—	2,849,495	20,177,640	3,915,693
SSI Parent, LLC (fka School Specialty, Inc.) Class A Preferred Stock	8,270,814	—	—	—	1,480,681	9,751,495	1,180
SSI Parent, LLC (fka School Specialty, Inc.) Class B Preferred Stock	2,868,130	—	—	—	227,629	3,095,759	415
School Specialty, Inc. Term Loan - 13.46%	22,405,559	14,292	(16,774,563)	—	(67,641)	5,577,647	1,485,651
Total non-controlled affiliated investments	$68,075,326	$4,240,786	$(16,774,563)	$(18,798,871)	$16,347,884	$53,090,562	$7,731,013

(a) Gross additions include new purchases, PIK income and amortization of original issue and market discounts.

(b) Gross reductions include decreases in the cost basis from sales, paydown and the amortization of premium.

(2)
Non-income producing
(3)
The fair value of each non-controlled/non-affiliated investment was determined using significant unobservable inputs and such investments are considered to be Level 3 within the Fair Value Hierarchy. See Note 3 “Investment Valuations and Fair Value Measurements.”

SOFR - Secured Overnight Financing Rate, generally 1-Month or 3-Month

Geographic Breakdown of Portfolio
United States	100%

Aggregate acquisitions and aggregate dispositions of investments, other than government securities, totaled $4,267,105 and $17,041,962, respectively, for the period ended December 31, 2023. Aggregate acquisitions includes investment assets received as payment in kind. Aggregate dispositions includes principal paydowns on and maturities of debt investments.

The accompanying notes are an integral part of these financial statements.

TCW Direct Lending Strategic Ventures LLC

(A Delaware Limited Liability Company)

(Dollar amounts in thousands)

STATEMENTS OF ASSETS AND LIABILITIES March 31, 2024

	As of
	March 31,	As of
	2024	December 31,
	(unaudited)	2023
Assets
Investments, at fair value
Non-controlled/non-affiliated investments (amortized cost of $25,046 and $25,035, respectively)	$24,495	$24,809
Non-controlled affiliated investments (amortized cost of $33,962 and $33,917, respectively)	49,922	53,091
Cash and cash equivalents	8,180	10,782
Interest receivable	307	310
Prepaid and other assets	18	36
Total Assets	$82,922	$89,028
Liabilities
Net unrealized depreciation on unfunded commitments	1,704	1,704
Sub-administrator and custody fees payable	117	92
Audit fees payable	20	6
Total Liabilities	1,841	1,802
Members’ Capital	$81,081	$87,226
Commitments and Contingencies (Note 7)
Members’ Capital
Preferred members	$81,081	$87,226
Members’ Capital	$81,081	$87,226

			Noncontrolling
			interest in
Members’ Capital Represented by:	Preferred Members	Common Members	consolidated subsidiary fund	Members’ Capital
Net contributed capital	$454,279	$1,000	$3,507	$458,786
Net distributed capital	(598,679)	(1,000)	(4,235)	(603,914)
Cumulative net income, before organization costs	225,481	704	728	226,913
Organization costs	—	(704)	—	(704)
Total Members’ Capital as of March 31, 2024 (Unaudited)	$81,081	$—	$—	$81,081

			Noncontrolling
			interest in
Members’ Capital Represented by:	Preferred Members	Common Members	consolidated subsidiary fund	Members’ Capital
Net contributed capital	$454,279	$1,000	$3,507	$458,786
Net distributed capital	(598,679)	(1,000)	(4,235)	(603,914)
Cumulative net income, before organization costs	231,626	704	728	233,058
Organization costs	—	(704)	—	(704)
Total Members’ Capital as of December 31, 2023	$87,226	$—	$—	$87,226

The accompanying notes are an integral part of these financial statements.

TCW Direct Lending Strategic Ventures LLC

(A Delaware Limited Liability Company)

(Dollar amounts in thousands)

STATEMENTS OF OPERATIONS (Unaudited) March 31, 2024

	For the Three	For the Three
	Months Ended	Months Ended
	March 31, 2024	March 31, 2023
Investment Income:
Non-controlled/non-affiliated investments:
Interest income	$1,355	$1,123
Interest income paid-in-kind	24	16

Non-controlled affiliated investments:
Interest income	348	710
Interest income paid-in-kind	—	639
Fee income	—	7
Total investment income	1,727	2,495

Expenses:
Sub-administrator and custody fees	36	31
Insurance fees	18	21
Audit fees	13	35
Valuation fees	11	5
Tax service fee	5	11
Total expense	83	103
Net investment income	1,644	2,392

Net realized and unrealized gain/(loss) on investments
Net change in unrealized appreciation/(depreciation):
Non-controlled/non-affiliated investments	(326)	(362)
Non-controlled affiliated investments	(3,213)	(5,229)
Net realized and unrealized gain/(loss) on investments	(3,539)	(5,591)
Net increase (decrease) in Members’ Capital from operations	$(1,895)	$(3,199)
Net increase (decrease) in Members’ Capital from operations attributable to the Preferred Members from operations	$(1,895)	$(3,199)

The accompanying notes are an integral part of these financial statements.

TCW Direct Lending Strategic Ventures LLC

(A Delaware Limited Liability Company)

(Dollar amounts in thousands)

STATEMENTS OF CHANGES IN MEMBERS’ CAPITAL (Unaudited) March 31, 2024

			For the Three
			Months Ended
			March 31, 2024
			Noncontrolling
			interest in
			consolidated
	Preferred Members	Common Members	subsidiary fund	Total
Members’ Capital, beginning of period	$87,226	$—	$—	$87,226
Net increase (decrease) in Members’ Capital resulting from operations:
Net investment income	1,644	—	—	1,644
Net change in unrealized appreciation/(depreciation) on investments	(3,539)	—	—	(3,539)
Net decrease in Members’ Capital resulting from capital activity:
Distributions to Members	(4,250)	—	—	(4,250)
Total decrease in Members’ Capital	(6,145)	—	—	(6,145)
Members’ Capital, end of period	$81,081	$—	$—	$81,081

			For the Three
			Months Ended
			March 31, 2023
			Noncontrolling
			interest in
			consolidated
	Preferred Members	Common Members	subsidiary fund	Total
Members’ Capital, beginning of period	$105,177	$—	$—	$105,177
Net increase (decrease) in Members’ Capital resulting from operations:
Net investment income	2,392	—	—	2,392
Net change in unrealized appreciation/(depreciation) on investments	(5,591)	—	—	(5,591)
Total decrease in Members’ Capital	(3,199)	—	—	(3,199)
Members’ Capital, end of period	$101,978	$—	$—	$101,978

The accompanying notes are an integral part of these financial statements.

TCW Direct Lending Strategic Ventures LLC

(A Delaware Limited Liability Company)

(Dollar amounts in thousands)

STATEMENTS OF CASH FLOWS (Unaudited) March 31, 2024

	For the Three	For the Three
	Months Ended	Months Ended
	March 31, 2024	March 31, 2023
Cash Flows from Operating Activities
Net increase (decrease) in members’ capital resulting from operations	$(1,895)	$(3,199)
Adjustments to reconcile the net increase (decrease) in members’ capital resulting from operations to net cash provided by (used in) operating activities:
Proceeds from sales and paydowns of investments	130	36
Net change in unrealized (appreciation)/depreciation on investments	3,539	5,591
Interest paid-in-kind	(24)	(655)
Accretion of discount	(162)	(17)
Increase (decrease) in operating assets and liabilities:
(Increase) decrease in interest receivable	3	(8)
(Increase) decrease in prepaid and other assets	18	21
Increase (decrease) in sub-administrator and custody fees payable	25	14
Increase (decrease) in audit fees payable	14	5
Net cash provided by operating activities	1,648	1,788
Cash Flows from Financing Activities
Distributions to Members	(4,250)	—
Net cash (used in) financing activities	(4,250)	—
Net increase (decrease) in cash	(2,602)	1,788
Cash and cash equivalents, beginning of period	10,782	11,963
Cash and cash equivalents, end of period	$8,180	$13,751

The accompanying notes are an integral part of these financial statements.

TCW Direct Lending Strategic Ventures LLC

(A Delaware Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS (Unaudited) March 31, 2024

1.
ORGANIZATION

Investment Objective: TCW Direct Lending Strategic Ventures LLC (the “Fund”) is a closed-end investment company formed as a Delaware limited liability company for the purpose of investing in corporate senior secured middle-market floating rate loans. Investments may include other loans and securities received as a result of the restructuring, workout or bankruptcy of an existing loan.

Limited Liability Company Agreement: The Amended and Restated Limited Liability Company agreement (the “Agreement”), dated June 5, 2015, was entered into by and among TCW Direct Lending LLC, an affiliated fund (also known as the “BDC”) and two third-party members (the “Third-Party Members”). The BDC and each Third-Party Member own a Preferred Membership Interest (collectively the “Preferred Members”) and a Common Membership Interest (collectively the “Common Members”) (together, the “Members”). The BDC owns 80% of the Preferred and Common Membership Interests and the Third-Party Members own the remaining 20% of Preferred and Common Membership Interests. The initial closing date of the Fund was June 5, 2015 (“Initial Closing Date”).

The Agreement amends and restates the original agreement, dated May 26, 2015 that the BDC entered into as the sole member of the Fund.

Term: The Fund will continue until the sixth anniversary of the Initial Closing Date unless dissolved earlier or extended for two additional one-year periods by the BDC, in its sole discretion upon notice to the Management Committee. Thereafter, the term of the Fund may be extended by the BDC for additional one-year periods, in each case with the prior consent of the Management Committee. On February 25, 2021, the Management Committee approved a one year extension of the term of the Fund to June 5, 2022. On February 1, 2022, the Management Committee approved a one year extension of the term of the Fund to June 5, 2023. On April 17, 2023, the Management Committee approved a one year extension of the term of the Fund to June 5, 2024.

Commitment Period: The Commitment Period commenced on June 5, 2015, the Initial Closing Date, and ended June 5, 2019, the third anniversary of the Initial Closing Date. In accordance with the Fund’s Limited Liability Company Agreement, the Fund may complete investment transactions that were significantly in process as of the end of the Commitment Period and which the Fund reasonably expects to be consummated prior to 90 days subsequent to the expiration date of the Commitment Period. The Fund may also affect follow-on investments in existing portfolio companies.

Management Committee: Pursuant to the Agreement, the Management Committee of the Fund has exclusive responsibility for the management, policies and control of the Fund. The BDC and one of the two Third-Party Members, collectively, each appointed one voting member of the Management Committee. The Management Committee can act on behalf and in the name of the Fund to implement the objectives of the Fund and exercise any rights and powers the Fund may possess. The Management Committee will authorize portfolio investment activity, transactions between the Fund and the BDC, and other Members and borrowings of the Fund.

Administration Agreement: The Fund entered into an Administration Agreement with TCW Asset Management Company LLC (“TAMCO”), dated June 5, 2015 to furnish, or arrange for others to furnish, administrative services necessary for the operation of the Fund. In connection therein, TAMCO, as Administrator retained the services of State Street Bank and Trust Company (“State Street”) to assist in providing certain administrative, accounting, operational, investor and financial reporting services for the Fund. On June 13, 2022, the Fund approved the insourcing of administration services previously outsourced by TAMCO to State Street. In connection with TAMCO’s insourcing of administration services, TAMCO terminated its agreement with State Street.

Custody Services Agreement: The Fund entered into a Custody Services Agreement dated June 3, 2015 with State Street to provide custodian services for the Fund. On June 13, 2022, the Fund approved the termination of the Custody Services Agreement effective July 29, 2022. On July 13, 2022, the Fund entered into a Custody Services Agreement with U.S. National Bank Association to provide custodian services for the Fund.

TCW Direct Lending Strategic Ventures LLC

(A Delaware Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS (Unaudited)(continued) March 31, 2024

Capital Commitments: Commitments from the Preferred Members and Preferred Members as Common Members are as follows. The commitment amount funded does not include amounts contributed in anticipation of a potential investment that the Fund did not consummate and therefore returned to the Members as unused capital. As of March 31, 2024, aggregate commitments and commitments funded were as follows:

	Committed Capital	Commitments Funded	Percentage Funded
Preferred Membership Interests	$600,000,000	$454,279,088	75.7%
Common Membership Interests	2,000,000	1,000,000	50.0%
Total	$602,000,000	$455,279,088

Recallable Amounts: Each Preferred Member may be required to re-contribute amounts previously distributed equal to 100% of distributions of proceeds during the Commitment Period representing a return of capital contributions made in respect of the Preferred Membership Interest. The recallable amounts as of March 31, 2024 were as follows:

	Recallable Amounts	Recallable Amounts Funded	Percentage Funded
Preferred Membership Interests	$127,837,000	none	n/a

2.
SIGNIFICANT ACCOUNTING POLICIES

The Fund is an investment company following the accounting and reporting guidance in Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) No. 946 Financial Services – Investment Companies.

Basis of Presentation: The Fund’s financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for investment companies.

Use of Estimates: The preparation of the accompanying financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting year. Actual results could differ from those estimates.

Investments: The Fund records investment transactions on the trade date. The Fund considers trade date for investments not traded on a recognizable exchange, or traded in the over-the-counter markets, to be the date on which the Fund receives legal or contractual title to the asset and bears the risk of loss.

Income Recognition: Interest, interest paid-in-kind and unused commitment fee income are recorded on an accrual basis unless doubtful of collection or the related investment is in default. Realized gains and losses on investments are recorded on a specific identification basis. Amendment, consent, waiver and forbearance fees received in exchange for a concession that result in a change in yield are recognized immediately when earned as interest income. The Fund typically receives a fee in the form of a discount to the purchase price at the time it funds an investment in a loan. The discount is accreted to interest income over the life of the respective loan, as reported in the Statement of Operations, and reflected in the amortized cost basis of the investment. Discounts associated with a revolver as well as fees associated with a delayed draw that remains unfunded are treated as a discount to the issuers’ term loan. Fee income received from the Adviser that the Adviser received from a portfolio company for services rendered, are recognized immediately as income.

Cash and Cash Equivalents: The Fund considers cash equivalents to be liquid investments, including money market funds or individual securities purchased with an original maturity of three months or less. Cash and cash equivalents held by the Fund are generally comprised of money market funds and demand deposits, valued at cost, which approximates fair value.

Income Taxes: The Fund is exempt from federal and state income taxes and, consequently, no income tax provision has been made in the accompanying financial statements.

TCW Direct Lending Strategic Ventures LLC

(A Delaware Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS (Unaudited)(continued) March 31, 2024

The Fund has invested in numerous jurisdictions and is therefore subject to varying policies and statutory time limitations with respect to examination of tax positions. The Fund reviews and evaluates tax positions in its major jurisdictions and determines whether or not there are uncertain tax positions that require financial statement recognition.

The Fund recognizes interest and penalties, if any, related to unrecognized tax benefits as an income tax expense in the Statement of Operations. As of and during the periods ended March 31, 2024 and 2023, the Fund did not have a liability for any unrecognized tax benefits, nor did it recognize any interest and penalties related to unrecognized tax benefits.

The Fund is subject to examination by U.S. federal tax authorities for returns filed for the prior three years and by state tax authorities for returns filed for the prior four years.

Subsequent Events: The Management Committee evaluated the activity of the Fund through May 10, 2024, the date that the financial statements are available to be issued, and have concluded that no other subsequent events have occurred that would require recognition or disclosure.

3.
INVESTMENT VALUATIONS AND FAIR VALUE MEASUREMENTS

Investments at Fair Value: Investments held by the Fund for which market quotes are readily available are valued at fair value. Fair value is generally determined on the basis of last reported sales price or official closing price on the primary exchange in which each security trades, or if no sales are reported, based on the midpoint of the valuation range obtained for debt investments from a quotation reporting system, established market makers or pricing service. Investments held by the Fund for which market quotes are not readily available or market quotations are not considered reliable are valued at fair value by the Management Committee based on similar instruments, internal assumptions and the weighting of the best available pricing inputs.

Fair Value Hierarchy: Assets and liabilities are classified by the Fund based on valuation inputs used to determine fair value into three levels.

Level 1 values are based on unadjusted quoted market prices in active markets for identical assets.

Level 2 values are based on significant observable market inputs, such as quoted prices for similar assets and quoted prices in inactive markets or other market observable inputs.

Level 3 values are based on significant unobservable inputs that reflect the Fund’s determination of assumptions that market participants might reasonably use in valuing the assets.

Categorization within the hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The valuation levels are not necessarily an indication of the risk associated with investing in these securities.

TCW Direct Lending Strategic Ventures LLC

(A Delaware Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS (Unaudited)(continued) March 31, 2024

The following is a summary by major security type of the fair valuations according to inputs used in valuing investments listed in the Schedule of Investments as of March 31, 2024.

Investments	Level 1	Level 2	Level 3	Total
Debt	$—	$—	$43,487,340	$43,487,340
Equity	—	—	30,929,814	30,929,814
Cash equivalents	8,180,125	—	—	8,180,125
Total Assets	$8,180,125	$—	$74,417,154	$82,597,279

The following is a summary by major security type of the fair valuations according to inputs used in valuing investments listed in the Schedule of Investments as of December 31, 2023.

Investments	Level 1	Level 2	Level 3	Total
Debt	$—	$—	$44,875,472	$44,875,472
Equity	—	—	33,024,894	33,024,894
Cash equivalents	10,781,777	—	—	10,781,777
Total Assets	$10,781,777	$—	$77,900,366	$88,682,143

The following table provides a reconciliation of the beginning and ending balances for total investments that use Level 3 inputs for the period ended March 31, 2024:

	Debt	Equity
Balance at December 31, 2023	$44,875,472	$33,024,894
Accreted Discounts	162,524	—
Purchases[1]	23,731	—
Sales and paydowns	(130,397)	—
Change in unrealized appreciation/(depreciation)	(1,443,990)	(2,095,080)
Balance at March 31, 2024	$43,487,340	$30,929,814
Change in unrealized appreciation/(depreciation) in investments still held as of March 31, 2024	$(1,443,990)	$(2,095,080)

1 Purchases of Debt include payment in-kind (PIK) interest of $23,731.

During the period ended March 31, 2024, the Fund did not have any transfers between levels.

The following table provides a reconciliation of the beginning and ending balances for total investments that use Level 3 inputs for the period ended March 31, 2023:

	Debt	Equity
Balance at December 31, 2022	$64,492,856	$28,467,089
Accreted Discounts	17,269	—
Purchases[1]	654,853	—
Sales and paydowns	(36,288)	—
Change in unrealized appreciation/(depreciation)	(3,002,794)	(2,588,548)
Balance at March 31, 2023	$62,125,896	$25,878,541
Change in unrealized appreciation/(depreciation) in investments still held as of March 31, 2023	$(3,002,794)	$(2,588,548)

1 Purchases of Debt include payment in-kind (PIK) interest of $654,853.

During the period ended March 31, 2023, the Fund did not have any transfers between levels.

TCW Direct Lending Strategic Ventures LLC

(A Delaware Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS (Unaudited)(continued) March 31, 2024

Level 3 Assets (Investments): The following valuation techniques and significant inputs are used to determine fair value of investments in private debt for which reliable market quotations are not available. Some of the inputs are independently observable however, a significant portion of the inputs and the internal assumptions applied are unobservable.

Debt, (Level 3), includes investments in privately originated senior secured debt. Such securities are valued based on specific pricing models, internal assumptions and the weighting of the best available pricing inputs. A discounted cash flow approach incorporating a weighted average cost of capital is generally used to determine fair value or, in some cases, an enterprise value waterfall method. Valuation may also include a shadow rating method. Standard pricing inputs include but are not limited to the financial health of the issuer, place in the capital structure, value of other issuer debt, credit, industry, and market risk and events.

Equity, (Level 3), includes common stock, preferred stock and warrants. Such securities are valued based on specific pricing models, internal assumptions and the weighting of the best available pricing inputs. A market approach is generally used to determine fair value. Pricing inputs include, but are not limited to, financial health, and relevant business developments of the issuer; EBITDA, market multiples of comparable companies, comparable market transactions and recent trades or transactions; issuer, industry and market events; contractual or legal restrictions on the sale of the security. When a Black-Scholes pricing model is used, the pricing model takes into account the contract terms as well as multiple inputs, including: time value, implied volatility, equity prices and interest rates. A liquidity discount based on current market expectations, future events, minority ownership position and the period management reasonably expects to hold the investment may be applied.

Pricing inputs and weightings applied to determine value require subjective determination. Accordingly, valuations do not necessarily represent the amounts that may eventually be realized from sales or other dispositions of investments.

The following table summarizes by major security type the valuation techniques and quantitative information utilized in determining the fair value of the Level 3 investments as of March 31, 2024.

Investment Type	Fair Value at March 31, 2024	Valuation Technique	Unobservable Input	Range	Weighted Average	Impact to Valuation from an Increase in Input
Debt	$24,494,956	Income Method	Discount Rate	13.8% to 17.1%	15.5%	Decrease
Debt	13,532,251	Market Method	Revenue Multiple	0.1x to 0.1x	N/A	Increase
Debt	5,460,133	Market Method	EBITDA Multiple	6.8x to 7.8x	N/A	Increase

Total Debt	$43,487,340

Equity	$30,929,814	Market Method	EBITDA Multiple	6.8x to 7.8x	N/A	Increase
Total Equity	$30,929,814

Total Investment	$74,417,154

The following table summarizes by major security type the valuation techniques and quantitative information utilized in determining the fair value of the Level 3 investments as of December 31, 2023.

Investment Type	Fair Value at December 31, 2023	Valuation Technique	Unobservable Input	Range	Weighted Average	Impact to Valuation from an Increase in Input
Debt	$24,809,804	Income Method	Discount Rate	13.6% to 16.5%	15.1%	Decrease
Debt	14,488,021	Market Method	Revenue Multiple	0.1x to 0.1x	N/A	Increase
Debt	5,577,647	Market Method	EBITDA Multiple	7.5x to 8.5x	N/A	Increase

Total Debt	44,875,472
Equity	33,024,894	Market Method	EBITDA Multiple	7.5x to 8.5x	N/A	Increase

Total Equity	33,024,894

Total Investment	$77,900,366

TCW Direct Lending Strategic Ventures LLC

(A Delaware Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS (Unaudited)(continued) March 31, 2024

4.
ALLOCATIONS AND DISTRIBUTIONS

Allocation of profit and loss: Income, expenses, gains and losses of the Fund are allocated among the Members in such a manner that, at the end of each period, each Member’s capital account is equal to the respective net amount, positive or negative, which would be distributed to such Member if the Fund were to liquidate the assets of the Fund for an amount equal to book value and distribute the proceeds in a manner consistent with the distribution priorities described in the Agreement.

Distribution: Interest, dividends, and other cash flow received by the Fund in respect of Portfolio Investments (“Interest Amounts”) and proceeds attributable to the repayment or disposition of Portfolio Investments (“Proceeds”) received by the Fund are distributed by the Fund to the Members to the extent that such Interest Amounts and Proceeds are available to the Fund after the application of the priority of payments stipulated in the Credit Agreement and after taking into account reserves and working capital needs.

Interest Amounts available to the Fund for distribution to the Members will be distributed in the following order and priorities:

First, one-hundred percent (100%) to the Preferred Members in an amount equal to any declared and unpaid dividends on Preferred Membership Interests, which amounts shall be distributed pro rata among the Preferred Members in accordance with their respective entitlements to such dividends.

Second, one-hundred percent (100%) to the payment of Fund expenses; and

Thereafter, one-hundred percent (100%) to the Common Members, which amounts shall be distributed among the Common Members pro rata based on their respective Unreturned Contributions or, if the Unreturned Contributions of the Common Members equal zero, pro rata based on the respective Commitments of such Common Members in their capacities as Preferred Members with respect to Preferred Membership Interest.

Proceeds available to the Fund for distribution to the Members will be distributed in the following order and priorities:

First, one-hundred percent (100%) to the Preferred Members in an amount equal to any declared and unpaid dividends on Preferred Membership Interests, which amounts shall be distributed pro rata among the Preferred Members in accordance with their respective entitlements to such dividends,

Second, one-hundred percent (100%) to the Preferred Members pro rata based on, and up to the amount of, their respective Unreturned Contributions; and

Thereafter, one-hundred percent (100%) to the Common Members, which amounts shall be distributed among the Common Members pro rata based on their respective Unreturned Contributions or, if the Unreturned Contributions of the Common Members equal zero, pro rata based on the respective Commitments of such Common Members in their capacities as Preferred Members with respect to Preferred Membership Interests.

Preferred Member Dividends: Each Preferred Membership Interest is entitled to quarterly dividends at a rate equal to LIBOR plus 6.50% per annum (subject to a LIBOR floor of 1.5% per annum) of the Unreturned Contributions associated with their Preferred Membership Interest. Dividends are cumulative and paid when declared by the Management Committee.

Unreturned Contributions: With respect to any Member in respect of each class such Member holds, an amount equal to the excess, if any, of (a) the aggregate contributions of such Member over (b) the aggregate amount distributed to such Member from Proceeds (other than amounts paid in respect of dividends to such Member).

TCW Direct Lending Strategic Ventures LLC

(A Delaware Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS (Unaudited)(continued) March 31, 2024

5.
FUND EXPENSES

The Fund is responsible for all costs and expenses which include organizational expenses, operating expenses; investigative, travel, legal and other transactional expenses incurred with respect to the acquisition, formation, holding and disposition of the Fund’s Portfolio Investments or incurred in connection with Portfolio Investments or transactions not consummated; costs and expenses relating to the liquidation of the Fund; taxes, or extraordinary expenses (such as litigation expenses and indemnification payments to either the Management Committee or the Administrative Agent); valuation-related costs and expenses; and all other costs and expenses of the Fund’s operations, administration and transactions.

Organizational Expenses: Organization expenses will be paid from capital contributions called from the holders of Common Membership Interests. As of March 31, 2024 and December 31, 2023, organization expenses paid inception-to-date total $704,290.

Portfolio Investment Expenses: Expenses related to Portfolio Investments will be paid from capital contributions called from Preferred Membership Interests.

Fund Expenses: Other Fund expenses including those related to unconsummated investments will be paid first from Interest Amounts as provided for in the above Distribution footnote. To the extent that such Interest Amounts are insufficient or unavailable to pay expenses when due, such expenses will be paid from capital contributions called from the holders of Common Membership Interests provided that the aggregate amount called for Fund expenses (including organizational expenses) does not exceed $2 million. To the extent that the foregoing sources of payment are insufficient or unavailable to pay when due, such expenses will be paid from capital contributions called from the Preferred Members.

6.
ADVISER FEE INCOME

Any (i) transaction, advisory, consulting, management, monitoring, directors’ or similar fees, (ii) closing, investment banking, finders’, transaction or similar fees, (iii) commitment, breakup or topping fees or litigation proceeds and (iv) other fee or payment of services performed or to be performed with respect to an investment or proposed investment received from or with respect to Portfolio Companies or prospective Portfolio Companies in connection with the Fund’s activities will be allocated pro rata among the Fund and any other funds or accounts advised by the Adviser participating in such investment and the Fund’s share will be the property of the Fund. Notwithstanding the foregoing, for administrative or other reasons, certain fees described in clauses (i) through (iv) above (including any fees for administrative agent services provided by the Adviser or an affiliate with respect to a particular loan or portfolio of loans made by the Fund) may be paid to the Adviser or the affiliate (rather than directly to the Fund), in which case the amount of such fees (net of any related expenses associated with the generation of such fees borne by the Adviser or such affiliate that have not been and will not be reimbursed by the Portfolio Company) shall be paid to the Fund.

Since inception of the Fund through March 31, 2024 and December 31, 2023, the Adviser was paid directly $1,765,923 and $1,765,923, respectively, of which $0 and $24,042 were paid during the period ended March 31, 2024 and the year ended December 31, 2023, respectively. Since inception of the Fund through March 31, 2024 and December 31, 2023, the Fund has recognized $1,765,923 and $1,765,923, respectively, of these fees.

TCW Direct Lending Strategic Ventures LLC

(A Delaware Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS (Unaudited)(continued) March 31, 2024

7.
COMMITMENTS AND CONTINGENCIES

The Fund had the following unfunded commitments and unrealized depreciation by investment as of March 31, 2024 and December 31, 2023:

		March 31, 2024		December 31, 2023
Unfunded Commitments	Maturity/ Expiration	Amount	Unrealized Depreciation	Amount	Unrealized Depreciation
Retail & Animal Intermediate, LLC	November 2025	$1,704,375	$1,704,375	$1,704,375	$1,704,375
Total		$1,704,375	$1,704,375	$1,704,375	$1,704,375

In the normal course of business, the Fund enters into contracts which provide a variety of representations and warranties, and general indemnifications. Such contracts include those with certain service providers, brokers and trading counterparties. Any exposure to the Fund under these arrangements is unknown as it would involve future claims that may be made against the Fund; however, based on the Fund’s experience, the risk of loss is remote and no such claims are expected to occur. As such, the Fund has not accrued any liability in connection with such indemnifications.

8.
FINANCIAL HIGHLIGHTS

The following summarizes the Fund’s financial highlights for the period ended March 31, 2024 and 2023:

	Three Months Ended March 31, 2024	Three Months Ended March 31, 2023
	Members	Members
As a percentage of average members’ capital
Net investment income ratio (annualized) [1]	6.48%	8.70%
Expense ratios (annualized) [1]
Operating expenses	0.40%	0.39%
Total expense ratio	0.40%	0.39%

1 The net investment income and expense ratio are calculated for the Members taken as a whole.

The Internal Rates of Return (IRR) since inception of the Members, after financing costs and other operating expenses are 12.2% and 12.2% through March 31, 2024 and 2023, respectively.

The IRR is computed based on cash flow due dates contained in notices to Members (contributions from and distributions to the Members) and the net assets (residual value) of the Members’ capital account at period end and is calculated for the Members taken as a whole.

The IRR is calculated based on the fair value of investments using principles and methods in accordance with GAAP and does not necessarily represent the amounts that may be realized from sales or other dispositions. Accordingly, the return may vary significantly upon realization.

TCW Direct Lending Strategic Ventures LLC

(A Delaware Limited Liability Company)

ADMINISTRATION

ADMINISTRATOR

TCW Asset Management Company

1251 Avenue of the Americas, Suite 4700

New York, NY 10020

(212) 771-4000

PORTFOLIO MANAGER

Richard T. Miller

Group Managing Director

INDEPENDENT AUDITORS

Deloitte & Touche LLP

555 West 5th Street

Los Angeles, CA 90013

CUSTODIAN

U.S. Bank National Association

U.S. Bank Tower

425 Walnut Street

Cincinnati,OH 45202